      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2000

                                                 REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                STOCKERYALE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MASSACHUSETTS                                         04-2114473
  (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                              --------------------

                                32 HAMPSHIRE ROAD
                           SALEM, NEW HAMPSHIRE 03079
                                 (603) 893-8778
     (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                                MARK W. BLODGETT
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                StockerYale, Inc.
                                32 Hampshire Road
                           Salem, New Hampshire 03079
                                 (603) 893-8778

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)

                              --------------------

                COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:

                              STUART M. CABLE, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


====================================  ====================  ======================= =======================  ======================
                                                               Proposed Maximum        Proposed Maximum
           Title of Each Class of          Amount to            Offering Price             Aggregate               Amount of
              Securities to Be           Be Registered           Per Share(1)          Offering Price(1)        Registration Fee
                 Registered
------------------------------------  --------------------  ----------------------- -----------------------  ----------------------
Common Stock, $0.001 par value......     430,640 Shares             $34.50                $14,857,080              $3,922.27
====================================  ====================  ======================= =======================  ======================

(1) Based upon the average of the high and low sale prices reported on the Nasdaq National Market on June 5, 2000 and estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.
                            -------------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL
THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet been declared effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED JUNE __, 2000


PROSPECTUS



                                 430,640 Shares

                                STOCKERYALE, INC.


                                  Common Stock
                           (par value $.001 per share)



        The selling stockholders identified in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, may offer to sell up to an aggregate of 430,640 shares of common stock of StockerYale, Inc. We are filing the registration statement of which this prospectus is a part at this time to fulfill a contractual obligation to do so, which we undertook at the time of the original issuance of these shares of common stock. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders, but in fulfillment of our contractual obligations, we are bearing the expenses of registration.

        Our common stock is listed on the Nasdaq National Market under the symbol "STKR." On June 5, 2000, the closing price for our common stock was $35.00.


        SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS WHICH YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR COMMON STOCK.



                  --------------------------------------------



        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.


                  --------------------------------------------




                         THE DATE OF THIS PROSPECTUS IS

                               PROSPECTUS SUMMARY

        THIS SUMMARY ONLY HIGHLIGHTS THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. AS THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK.

        UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "WE," "US" OR "OUR COMPANY" IN THIS PROSPECTUS REFER COLLECTIVELY TO STOCKERYALE, INC., A MASSACHUSETTS CORPORATION, AND ITS SUBSIDIARIES, AND THEIR RESPECTIVE PREDECESSOR ENTITIES FOR THE APPLICABLE PERIODS, CONSIDERED AS A SINGLE ENTERPRISE.

                              --------------------

                             ABOUT STOCKERYALE, INC.

        StockerYale, Inc. is a diversified manufacturing company engaged primarily in the production of specialized illumination and photonics products for measuring and inspection equipment in the microscopy, machine vision and telecommunications component manufacturing markets. In addition, we manufacture machine tool components and accessories for the automotive and related industries. We operate in a company-owned facility in Salem, New Hampshire and in three leased spaces, one in Roseville, Michigan, one in Singapore and, the third, in Saint-Laurent, Quebec. StockerYale, Inc. is a Massachusetts corporation. Our principal executive office is located at 32 Hampshire Road, Salem, New Hampshire 03079; telephone number (603) 893-8778. Our common stock is listed on the Nasdaq National Market under the symbol "STKR."

                                  THE OFFERING

        This prospectus relates to up to 430,640 shares of our common stock that may be offered for sale by the selling stockholders. We originally issued these shares of Common Stock in a private placement on March 3, 2000 and a private placement on May 13, 1998. In the March 2000 private placement, we granted registration rights to the selling stockholders. In the May 1998 private placement, we granted "piggy-back" registration rights to the selling stockholders. We are registering the common stock covered by this prospectus in order to fulfill our contractual obligations with regards to these registration rights. Registration of the common stock does not necessarily mean that all or any portion of such stock will be offered for sale by the selling stockholders.

        We have agreed to bear the expenses of the registration of the common stock under Federal and state securities laws, but we will not receive any proceeds from the sale of any common stock offered under this prospectus.

                              PLAN OF DISTRIBUTION

        The selling stockholders may sell the securities through agents or dealers, directly to one or more individuals, institutional or other purchasers or through any combination of these methods of sale. The distribution of the securities may be effected in one or more transactions at market prices then prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "PLAN OF DISTRIBUTION."

                                  RISK FACTORS

        BEFORE YOU PURCHASE SHARES OF OUR COMMON STOCK FROM THE SELLING STOCKHOLDERS YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS IN MAKING SUCH AN INVESTMENT, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK. THIS SECTION INCLUDES OR REFERS TO CERTAIN FORWARD-LOOKING STATEMENTS. YOU SHOULD REFER TO THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON SUCH FORWARD-LOOKING STATEMENTS DISCUSSED ON PAGE ____.


OUR STOCK PRICE HAS BEEN VOLATILE; WE MAY BE SUBJECT TO LITIGATION DUE TO THE VOLATILITY OF OUR STOCK PRICE

        Our common stock has experienced significant price and volume fluctuations recently. Our stock price reached a low of $0.781 per share on December 30, 1999, but rose sharply in January and February of 2000 and reached a high of $52.00 on March 6, 2000. On June 5, 2000, our stock price closed at $35.00 per share. These fluctuations often have no direct relationship to our operating performance and there is no assurance that our common stock will continue to trade at the current price level.

        Moreover, the stock market has, from time to time, experienced extreme price and volume fluctuations. Many factors may cause the market price for our common stock to decline, perhaps substantially, following this offering, including:

-       failure to meet our product development and sales milestones;

-       demand for our common stock;

- revenues and operating results failing to meet the expectations of securities analysts or investors in any quarter;

-       technological innovations by competitors or in competing technologies;

-       new product announcements by us or by our competitors;

- disclosure of unsuccessful results in our efforts to expand our ability to manufacture, market, sell and distribute our products or in our ability to enhance our existing products, or develop new products;

-       investor perception of our industry or our prospects; or

-       general technology or economic trends or market conditions.

        In the past, some companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. We may be involved in securities class action litigation in the future. Such litigation often results in substantial costs and a diversion of management's attention and resources and could harm our business, prospects, results of operations, or financial condition.

WE MAY NOT ACCOMPLISH OUR NEW BUSINESS STRATEGY; OUR ILLUMINATION AND PHOTONICS PRODUCTS MAY NOT GAIN SUFFICIENT MARKET ACCEPTANCE TO RESULT IN THE NUMBER OF ORDERS FOR OUR COMPANY TO ACHIEVE PROFITABILITY

        Our business strategy entails a shift away from our historical lines of businesses and directs our resources to developing, manufacturing and marketing illumination and photonics products for use in industrial inspection applications and in the telecommunications industry. Our illumination and photonics products may not achieve market acceptance by commercial and industrial purchasers. Without market acceptance, We may not receive a sufficient number of orders for our illumination and photonics products to achieve profitability. In addition, even if our illumination and photonics products achieve market acceptance, if these products do not prove to be cost-effective and reliable, or fail to offer advantages over comparable products sold by our competitors, they may lose that acceptance.

WE MAY FACE DELAYS, DIFFICULTIES OR UNANTICIPATED COSTS IN EXPANDING OUR SALES AND DISTRIBUTION CAPABILITIES NECESSARY TO GAIN MARKET ACCEPTANCE FOR OUR PRODUCTS

        We are working to expand our sales, distribution and marketing capabilities for our illumination and photonics products in the United States and abroad. To market our products directly, we must develop an effective marketing and sales force with technical expertise and a supporting distribution capability. We may choose or find it necessary to enter into strategic partnerships on uncertain but potentially unfavorable terms to sell, market and distribute our products.

WE HAVE MANY COMPETITORS IN OUR FIELD AND OUR TECHNOLOGIES MAY NOT REMAIN COMPETITIVE

        We are participants in a rapidly evolving field in which technological developments are expected to continue at a rapid pace. We have many competitors in the United States and abroad, including various fiber optic component manufacturers, universities and other private and public research institutions. Our success depends upon our ability to develop and maintain a competitive position in the product categories and technologies on which we focus. Many of our competitors have greater capabilities, experience and financial resources than we do. Competition is intense and is expected to increase as new products enter the market and new technologies become available.

        Our competitors may:

        - develop technologies and products that are more effective than ours;

        - develop technologies that render ours obsolete or otherwise noncompetitive; or

        - obtain patent protection or other intellectual property rights that would block our ability to develop competitive products.

        Certain of our product lines, especially our fiber optics products, compete in a market characterized by on-going technological development. The success of these products depends, in part, on our ability to adapt our products to technological changes in the industry. The introduction of new products incorporating new technologies or the emergence of new industry standards could make our existing products noncompetitive in terms of pricing or functionality. Our future results will depend on our ability to successfully develop and introduce a variety of new products and product enhancements. Additionally, the entry of new competitors into the markets for our products could cause downward pressure on the prices of such products and a material adverse effect on our business, financial condition and results of operations.

IF WE FAIL TO MAINTAIN ACCEPTABLE MANUFACTURING YIELDS, WE MAY NEED TO DELAY PRODUCT SHIPMENTS AND OUR GROSS MARGINS COULD BE IMPAIRED

        The manufacture of our products involves highly complex and labor intensive processes. If production facilities or personnel are not adequate for these demands, our manufacturing yields, which is the percentage of our products that meet customer specifications, could decline, resulting in product shipment delays, possible lost revenue opportunities, and impaired gross margins. In response to changes in product specifications and customer needs, our manufacturing process may experience changes that could significantly reduce manufacturing yields. Our production yields could also be lower if we receive or inadvertently use defective materials from our suppliers. We cannot be sure that our manufacturing facilities will achieve or maintain acceptable yields in the future.

OUR HISTORY OF LOSSES AND THE UNCERTAINTY OF OUR FUTURE PROFITABILITY MAKES OUR COMMON STOCK A HIGHLY SPECULATIVE INVESTMENT

        We have experienced operating losses during each of the years ending December 31, 1997, 1998 and 1999, and we may continue to incur losses. We cannot predict the size or duration of any future losses. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.

OUR CREDIT FACILITY LENDER MAY, AT ANY TIME AND IN ITS SOLE DISCRETION, TERMINATE THE CREDIT FACILITY AND DEMAND FULL PAYMENT OF ALL OF THE OBLIGATIONS UNDER THE CREDIT FACILITY

        On February 11, 1999, we entered into a credit agreement with Wells Fargo Business Credit, Inc. with total borrowing availability up to $3,500,000. This credit facility with Wells Fargo consists of a $500,000 term loan that requires 60 monthly principal payments of $8,334 beginning April 1, 1999, and a revolving line of credit of up to $3,500,000 less the amount of the term loan. The amount which may be borrowed under the revolving loan is also limited by a defined borrowing base consisting of eligible accounts receivable and inventory. As of January 31, 2000, $2,413,312 was outstanding under the term loan and revolving credit line and $256,338 was available for additional borrowings. Our obligation under the Wells Fargo credit agreement is evidenced by a demand note and may be terminated at any time by Wells Fargo in its sole discretion prior to the stated maturity date, March 1, 2002. We cannot assure you that Wells Fargo will not exercise its right to terminate the credit agreement and demand full payment of the outstanding obligation. In the event that Wells Fargo exercises such termination right, we may have no funds available to pay off Wells Fargo and borrowings from other sources may not be available on commercially feasible terms.

WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS, AND WE MAY NOT BE ABLE TO SHIP PRODUCTS ON TIME IF WE ARE UNABLE TO OBTAIN AN ADEQUATE SUPPLY OF RAW MATERIALS AND EQUIPMENT ON A TIMELY BASIS

        We depend on a limited number of suppliers of raw materials and equipment used to manufacture our products. We typically do not have long-term agreements with our suppliers and, therefore, our suppliers generally may stop supplying materials and equipment to us at any time. The reliance on a sole or limited number of suppliers could result in delivery problems and reduced control over product pricing and quality.

OUR CUSTOMERS ARE NOT OBLIGATED TO BUY MATERIAL AMOUNTS OF OUR PRODUCTS AND MAY CANCEL OR DEFER PURCHASES ON SHORT NOTICE

        Our customers typically purchase our products under individual purchase orders and may cancel or defer purchases on short notice without significant penalty. Accordingly, sales in a particular period are difficult to predict. Decreases in purchases, cancellations of purchase orders or deferrals of purchases may have a material adverse effect on us, particularly if we do not anticipate them.

OUR BUSINESS RELIES SIGNIFICANTLY ON INTELLECTUAL PROPERTIES AND THERE IS NO ASSURANCE THAT NECESSARY INTELLECTUAL PROPERTIES WILL BE AVAILABLE TO US

        Our success depends in part on our ability, or, for technologies we license from others, our licensor's ability, to obtain and maintain patent protection for technologies that we use. Industrial patents involve complex legal, scientific and factual questions and are highly uncertain. We cannot predict whether the patents we seek will be issued, and if issued are not later challenged or limited in scope, or will afford effective protection against competitors with similar technology. Patents do not offer unlimited protection. A successful challenge to the validity of any one of our patents could result in a third party's ability to use the technology covered by the patent. We also face the risk that others will infringe, avoid or circumvent our patents.

        While we have obtained some patents with respect to certain of our products, there can be no assurance that others will not independently develop similar or superior products or technologies, duplicate any of our designs, processes or other intellectual property or design around any processes or designs on which we have or may obtain patents. In addition, it is possible that third parties may have or acquire licenses for other technology or designs that we may use or desire to use. As a result, we may need to acquire licenses to use such technology or designs of third parties. There can be no assurance that any such license would be made available to us on acceptable terms, if at all.

        We also rely on trade secrets and proprietary information. We seek to protect our proprietary technology in part by confidentiality agreements and, if applicable, inventor's rights agreements with our collaborators, advisors, employees and consultants. If these agreements are breached, our competitors may discover our trade secrets.

THERE ARE UNCERTAINTIES ASSOCIATED WITH OUR ACQUISITION STRATEGY

        We intend, from time to time, to evaluate and consider potential acquisitions of business or assets to complement or expand our product lines or business. No assurance can be given that suitable acquisition candidates can be acquired on acceptable terms or that future acquisitions, if completed, will be successful. Future acquisitions by us could result in the incurrence of debt, the potentially dilutive issuance of equity securities and the incurrence of contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our business, operating results, financial condition and future prospects. The success of any completed acquisition will depend on our ability to integrate effectively the acquired business or assets into our business and operations. The process of integrating any acquired business or assets may involve numerous risks, including difficulties in the assimilation of operations and products, the diversion of management's attention from other business concerns, risks of entering markets in which we have limited or no direct prior experience and the potential loss of key employees of the acquired businesses.

A SMALL NUMBER OF AFFILIATED STOCKHOLDERS CONTROL A SIGNIFICANT PORTION OF OUR STOCK

        As of the date hereof, our executive officers and directors collectively owned or controlled more than a majority of our common stock. Accordingly, these persons will have the ability to control our Board of Directors and, therefore, the business, policies, executive compensation, and affairs of our Company. Furthermore, such control could preclude any unsolicited acquisition of our Company and, consequently, adversely affect the market price of our common stock.

WE FACE RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS

        We distribute and sell certain of our products internationally. As a result, we are subject to risks associated with operating in a foreign country, including fluctuations in foreign currency exchange rates, imposition of limitations on conversion of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries, imposition or increase of withholding and other taxes on remittances and other payments on foreign subsidiaries, hyperinflation and imposition or increase of investment and other restrictions by foreign governments. Such risks may have a material adverse effect on our business, results of operations and financial condition in the future.

WE ARE DEPENDENT ON KEY PERSONNEL

        We are highly dependent on our senior and middle management. In particular, the loss of either Mark W. Blodgett, our Chairman and Chief Executive Officer, or Alain Beauregard, our President and Chief Technology Officer, could harm us significantly. The loss of key management personnel or an inability to attract and retain sufficient numbers of qualified management personnel could materially and adversely affect our business, results of operations, financial condition or future prospects.

WE MAY INCUR SUBSTANTIAL COSTS TO COMPLY WITH ENVIRONMENTAL LAWS

        Our operations are subject to federal, state, and local laws and regulations relating to the storage, handling, generation, treatment, emission, release, discharge and disposal of certain substances and wastes. While we believe we are in material compliance with those laws and regulations, there can be no assurance that we will not incur significant costs to remediate violations thereof or to comply with changes in existing laws and regulations (or the enforcement thereof). Such costs could have a material adverse effect on our business, results of operations, and financial condition.

THE SHARES ELIGIBLE FOR FUTURE SALE MAY HAVE NEGATIVE IMPACT ON THE STOCK PRICE

        Sales of substantial amounts of common stock in the public market following the sale could have an adverse effect on the market price of the common stock. In addition to the 430,640 shares offered hereby, previously issued and outstanding shares of common stock are currently eligible for sale subject to the provisions of applicable securities laws. We have granted options to purchase 423,405 shares of common stock pursuant to our Amended and Restated 1996 Stock Option and Incentive Plan, which are covered by a registration statement on file with the Commission and options to purchase 30,000 shares of common stock outside of any plan, all of which are eligible for resale subject to the provisions of Rule 701 under the Securities Act. Also included in this offering are 10,000 shares of common stock underlying outstanding warrants to purchase up to 10,000 shares of common stock at $4.00 per share.

                           FORWARD-LOOKING STATEMENTS

        Statements incorporated by reference or made under the captions "Risk Factors" and "Our Company" and elsewhere in this prospectus may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When we use the words "anticipate," "assume," "believe," "estimate," "expect," "intend" and other similar expressions, they generally identify forward-looking statements. Forward-looking statements include, for example, statements relating to acquisitions and related financial information, development activities, business strategy and prospects, future capital expenditures, sources and availability of capital, environmental and other regulations and competition.

        You should exercise caution in interpreting and relying on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect our actual results, performance or achievements. Some of the factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

        - our ability to compete with entities that have greater financial, technical and marketing resources than us;

        - our ability to develop and market new products in our various business lines;

        - our ability to gain sufficient market acceptance for our telecommunications component products;

        - our ability to obtain financing on favorable terms or refinance indebtedness prior to maturity;

        - our ability to maintain availability of funds for borrowing under our credit arrangement; and

        -       risks inherent with our international operations.

        We caution you that, while forward looking statements reflect our good faith beliefs, they are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                 REGISTRATION RIGHTS OF THE SELLING STOCKHOLDERS

        The following is a summary of the material terms and provisions of the registration rights which we granted to the selling stockholders in connection with the March 2000 and May 1998 private placements. It may not contain all of the information that is important to you. You can access complete information by referring to the March 3, 2000 and May 13, 1998 stock purchase agreements which were filed as exhibits to the registration statement of which this prospectus is a part.

        We are filing this registration statement under the terms of the registration rights granted in connection with the March 2000 private placement. Under the registration rights granted in that private placement, we must use our commercially reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission, and we must keep the registration statement continuously effective until the earlier of:

        - the date on which the selling stockholders may sell the shares of common stock without registration under the Securities Act;

        - the date on which the selling stockholders have sold all the shares of common stock covered by this prospectus pursuant to the registration statement or otherwise; or

        - two years after the date on which shares of our common stock were issued to the selling stockholders.

        Any shares of common stock sold by the selling stockholders pursuant to this prospectus will no longer be entitled to the benefits of the registration rights agreement. We have agreed to bear the expenses of registering the sale of the shares of common stock by the selling stockholders.

        Pursuant to the registration rights, we have agreed to indemnify the selling stockholders against all losses, claims, damages, liabilities, costs and expenses arising under the securities laws in connection with the registration statement or this prospectus, subject to limitations specified in the registration rights.

        In addition, the selling stockholders have agreed to indemnify us, our officers, directors, and any person who controls our company against all losses, claims, damages, actions, liabilities, costs and expenses arising under the securities laws which result from:

        - information furnished to us by the selling stockholders for use in the registration statement or this prospectus; or

        - any selling stockholder's failure to comply with certain provisions of the March 3, 2000 Stock Purchase Agreement.

        In connection with the May 1998 private placement, we granted piggyback registration rights to the purchasers. We were required to give notice to the purchasers in the event we were planning to register shares of our common stock under the Securities Act of 1933 so that those purchasers could request to have their shares included in the registration statement so filed. Because we are filing this registration statement, we are including the purchasers from the May 1998 private placement who requested such inclusion.

                            THE SELLING STOCKHOLDERS

        The following table sets forth the number of shares of common stock beneficially owned by the selling stockholders as of ________, 2000, the number of shares of common stock covered by this prospectus and the total number of shares of common stock which the selling stockholders will beneficially own upon completion of this offering. This table assumes that the selling stockholders will offer for sale all of their shares of common stock.

        The common stock offered by this prospectus may be offered from time to time by the selling stockholders named below, or by any of their pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by representatives of the selling stockholders, or on our records, as of ________, 2000 and are accurate to the best of our knowledge. It is possible, however, that the selling stockholders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.


                                     Common Stock Beneficially                            Common Stock to be
                                            Owned as of               Common Stock           Owned After       Percentage of All
                Name                        May , 2000               Offered Hereby          Offering(1)          Common Stock
                ----                        ----------               --------------          -----------          ------------
Meinl Bank AG                                 62,500                     62,500                   0                    *
Erste Bank AG                                 52,500                     52,500                   0                    *
Dr. Rudolf Glass                               4,000                     4,000                    0                    *
Bankhaus Schelhammer & Schattera AG           18,500                     18,500                   0                    *
Coutts Bank (Switzerland) AG                  42,500                     42,500                   0                    *
Rush & Co.                                    35,000                     35,000                   0                    *
HSBC Republic Bank (Suisse) S.A.              22,000                     22,000                   0                    *
Bank Austria Creditanstalt (Suisse) AG        10,000                     10,000                   0                    *
Julian Biggs                                   3,000                     3,000                    0                    *
Bank Austria AG                               12,500                     12,500                   0                    *
Eagle & Dominion Euro American                22,750                     22,750                   0                    *
Growth Fund Limited
Eagle & Dominion EuroAmerican                  8,750                     8,750                    0                    *
Growth Fund LP
Gerlach & Co.                                 10,000                     10,000                   0                    *
Lebaron Investments Ltd.                      31,000                     31,000                   0                    *
Berkman Associates, L.P.                      20,000                     20,000                   0                    *
Trainer Wortham (2)                           203,652                    50,000                153,652                4.0%
HMK Enterprises, Inc.                         10,000                     10,000                   0                    *
Marcuard Cook & Cie S.A.                       5,640                     5,640                    0                    *
J.E. Sheehan & Co. (3)                        10,000                     10,000                   0                    *
TOTAL                                         584,292                   430,640                153,652                4.0%
-----                                         -------                   -------

*       Less than one percent

(1) Assumes that the selling stockholders will sell all shares of common stock offered by them under this prospectus.

(2) Although Trainer Wortham holds 203,652 shares, only 50,000 of those shares were purchased in the May 1998 private placement and are thus entitled to be included in this registration statement.

(3) Consists of a warrant to purchase 10,000 shares of common stock at $4.00 per share.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the common stock covered by this prospectus by the selling stockholders.


                              PLAN OF DISTRIBUTION

        The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest, may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

        (a) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

        (c) an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

        (d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

        (e)    privately negotiated transactions;

        (f)    short sales;

        (g) through the writing of options on the securities, whether or the options are listed on an options exchange;

        (h) through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

        (i) one or more underwritten offerings on a firm commitment or best efforts basis; and

        (j)    any combination of any of these methods of sale.

        The selling stockholders may also transfer the securities by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the securities.

        The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

        From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        To the extent required under the Securities Act of 1933, the aggregate amount of selling stockholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

        A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

        The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We have agreed to indemnify in certain circumstances the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The securities of securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We agreed to register the securities under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the selling stockholders have sold all of the securities or two years after the effective date of the registration statement. We have agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel or other advisors to the selling stockholders, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders or any fees and expenses of counsel or other advisors to the selling stockholders.

        We will not receive any proceeds from sales of any securities by the selling stockholders.

        We can not assure you that the selling stockholders will sell all or any portion of the securities offered hereby.


                       WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and information at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Securities and Exchange Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies at the prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including StockerYale, Inc., that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission's web site at http://www.sec.gov.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus supplement or the attached prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until we sell all of the securities:

        -       our Annual Report on Form 10-KSB for the year ended December 31,
                1999;

        - our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;

        - our Proxy Statement dated April 26, 2000 prepared in connection with our Annual Meeting of Stockholders to be held on May 30, 2000; and

        - the description of our common stock contained in our Registration Statement on Form 10- SB/A, filed on December 29, 1995 and all amendments and reports updating such description.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.


                                     EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1999, to the extent of and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants; as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                                  LEGAL MATTERS

        The validity of the issuance of the shares of common stock offered hereby will be passed upon by our counsel, Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


        NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                           ---------------------------

                                TABLE OF CONTENTS

                           ---------------------------


                                             PAGE
PROSPECTUS SUMMARY..............................1
RISK FACTORS....................................2
FORWARD LOOKING STATEMENTS......................7
REGISTRATION RIGHTS.............................8
SELLING STOCKHOLDERS............................9
USE OF PROCEEDS................................10
PLAN OF DISTRIBUTION...........................10
WHERE YOU CAN FIND MORE INFORMATION ...........12
INCORPORATION OF DOCUMENTS BY REFERENCE .......12
EXPERTS........................................13
LEGAL MATTERS..................................13



                                 430,640 SHARES

                                STOCKERYALE, INC.



                                  COMMON STOCK



                           ---------------------------


                                   PROSPECTUS

                           ---------------------------








                                  JUNE __, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):


        Registration fee -- Securities and Exchange Commission                  $ 3,993.32
        Accountants' fees and expenses........................................  $ 2,500
        Blue Sky fees and expenses............................................  $ 1,200
        Legal fees and expenses (other than Blue Sky)                           $25,000
        Printing expenses.....................................................  $ 5,000
        Miscellaneous.........................................................  $50,000

        TOTAL................................................................. $
                                                                                     =====

        All expenses in connection with the issuance and distribution of the securities being offered shall be borne by our company.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        INDEMNIFICATION. We are a Massachusetts corporation. Massachusetts General Laws Chapter 156B, Section 67 provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation's articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

        Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer, director, employee or other agent of the corporation, or who serve at its request in any capacity with respect to any employee benefit plan, in his capacity as or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

        Our By-laws provide that directors and officers of our company shall be indemnified by us against liabilities and expenses arising out of service as a director or officer of our Company. Our By-laws provide that such indemnification shall not be provided if (i) it is determined that the action giving rise to the liability was not taken in good faith and in the reasonable belief that the action was in the best interests of our Company or (ii) in a criminal matter, it is adjudicated or determined that the director or officer had reasonable cause to believe his conduct was unlawful. No indemnification shall be provided for any director or officer with respect to any proceeding by or in the right of our Company or alleging that a director or officer received an improper personal benefit if he is adjudged liable to us in such proceeding. The By-laws provide that the indemnification provision in the By-laws does not limit any other right to indemnification existing independently of the By-laws. The By-laws also provide that the right of directors and officers to indemnification is a contract right.

        Under our By-laws, indemnification shall include payment by us of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated or determined to be not entitled to such indemnification under the By-laws, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided even if the person to be indemnified is no longer an officer, director, or employee of our Company.

        The By-laws provide that we shall not indemnify a director or officer in connection with any action, suit, proceeding or investigation initiated by the director or officer unless such initiation was approved by our Board of Directors.

        The By-laws provide that we are authorized to purchase and maintain liability insurance on behalf of any of our directors, officers, employees or agents, whether or not we would have power to indemnify him against such liability or cost.

        LIMITATION OF LIABILITY. Massachusetts General Laws Chapter 156B,
Section 13 enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit. Our Articles and By-laws currently contain no limitation of liability provisions.

        The Company and its officers and directors do not currently carry liability insurance.

ITEM 16.  EXHIBITS.


Exhibit
  No.                                    Description
  ---                                    -----------
*  4.1(a)    -  Form of Stock Purchase Agreement dated as of March 3, 2000, between the Company and the selling stockholders
*  4.1(b)    -  Form of Stock Purchase Agreement dated as of May 13, 1998, between the Company and the
                Selling Stockholders
*     5.1    -  Opinion of Goodwin, Procter & Hoar LLP
*    23.1    -  Consent of Arthur Andersen LLP
     23.2    -  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
     24.1    -  Power of Attorney (included on signature page)
---------------
*    Filed herewith.

ITEM 17.  UNDERTAKINGS.

        A.     The undersigned Registrant hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant under the Exchange Act.

               2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial BONA FIDE offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of New Hampshire, on June 9, 2000.

                                        STOCKERYALE, INC.

                                        By: /s/ Mark W. Blodgett
                                            ------------------------------------
                                            Mark W. Blodgett
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, each of the undersigned officers and directors of StockerYale, Inc. hereby severally constitutes Mark W. Blodgett his or her true and lawful attorney with full power to her, to sign for the undersigned and in his or her name in the capacity indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in his or her name and in his or her capacity as an officer or director to enable StockerYale, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorney, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                                DATE

/s/ Mark W. Blodgett         Chairman of the Board of Directors   June 9, 2000
------------------------     and Chief Executive Officer
Mark W. Blodgett             (Principal Executive Officer)


/s/ Alain Beauregard         President and Director               June 9, 2000
------------------------
Alain Beauregard

/s/ Lawrence W. Blodgett     Director                             June 9, 2000
------------------------
Lawrence W. Blodgett

/s/ Clifford L. Abbey        Director                             June 9, 2000
------------------------
Clifford L. Abbey

/s/ John M. Nelson           Director                             June 9, 2000
------------------------
John M. Nelson

/s/ Steven E. Karol          Director                             June 9, 2000
------------------------
Steven E. Karol

/s/ Dr. Herbert Cordt        Director                             June 9, 2000
------------------------
Dr. Herbert Cordt

/s/ Gary B. Godin            Senior Vice President-Finance and    June 9, 2000
------------------------     Treasurer (Principal Financial and
Gary B. Godin                Accounting Officer)

                                  EXHIBIT INDEX


Exhibit
Number                   Description
------                   -----------

*  4.1(a)    -  Form of Stock Purchase Agreement dated as of March 3, 2000, between the Company and the selling stockholders
*  4.1(b)    -  Form of Stock Purchase Agreement dated as of May 13, 1998, between the Company and the
                Selling Stockholders
*     5.1    -  Opinion of Goodwin, Procter & Hoar LLP
*    23.1    -  Consent of Arthur Andersen LLP
     23.2    -  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
     24.1    -  Power of Attorney (included on signature page)

---------------
*    Filed herewith.